Exhibit 99.1

Vicarious Surgical Reports Fourth Quarter and Full Year 2021 Financial Results

WALTHAM, Mass.-- (BUSINESS WIRE) – March 3, 2022 – Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve patient outcomes as well as both the cost and efficiency of surgical procedures, today announced its preliminary unaudited fourth quarter and full year 2021 financial results.

“2021 was an incredible year at Vicarious Surgical. I want to congratulate our team and thank our investors, advisors, and partners for supporting our pathway to becoming a public company while furthering our mission and commitment to lower barriers to surgical robotics and improve patient outcomes,” said Adam Sachs, Chief Executive Officer of Vicarious Surgical. “Our progress reflects the tremendous potential of the Vicarious System and the immense opportunity ahead.”

In conjunction, Vicarious Surgical is providing a regulatory update. Based upon the Company’s recent pre-submission communications with the U.S. Food and Drug Administration (“FDA”) to gain alignment on the clinical and regulatory pathway for the Vicarious System, the Company intends to pursue a pre-market trial to collect human clinical data for inclusion in a De Novo classification request of the Vicarious System to the FDA for its initial indication of ventral hernia repair. Management will provide greater details regarding its intended clinical and regulatory pathway on today’s conference call (see details below).

Fourth Quarter 2021 Financial Results

●	Operating expenses were $18.2 million for the fourth quarter of 2021, compared to $3.8 million in the corresponding prior year period, which represents an increase of 380%.

●	R&D expenses for the fourth quarter of 2021 were $9.3 million, compared to $3.0 million in the fourth quarter of 2020.

●	General and administrative expenses for the fourth quarter of 2021 were $7.3 million, compared to $0.7 million in the fourth quarter of 2020.

●	Sales and marketing expenses for the fourth quarter of 2021 were $1.6 million, compared to $0.1 million in the fourth quarter of 2020.

●	Adjusted net loss for the fourth quarter was $18.2 million, equating to a loss of $0.15 per share, as compared to a net loss of $3.8 million, or a loss of $0.04 per share, for the same period of the prior year. GAAP Net income for the fourth quarter was $70.1 million dollars, equating to a net income per share of $0.59 per share, as compared to a net loss of $3.8 million or a loss of $0.04 per share for the same period of the prior year.

●	Cash burn rate for the fourth quarter of 2021 was $11.5 million.

Full Year 2021 Financial Results

●	Operating expenses were $38.6 million for 2021, compared to $13.0 million in the prior year, which represents an increase of 197%.

●	R&D expenses for 2021 were $22.1 million, compared to $9.8 million in 2020.

●	General and administrative expenses for 2021 were $13.5 million, compared to $2.3 million in 2020.

●	Sales and marketing expenses for 2021 were $3.0 million, compared to $0.9 million in 2020.

●	Adjusted net loss for 2021 was $38.6 million, equating to a loss of $0.33 per share, as compared to an adjusted net loss of $12.9 million, or a loss of $0.16 per share, in the prior year. GAAP Net loss for 2021 was $7.3 million dollars, equating to a net loss per share of $0.06 per share, as compared to a net loss of $12.9 million or a loss of $0.16 per share in the prior year.

●	Cash and cash equivalents were $173.5 million as of December 31, 2021.

Conference Call

Vicarious Surgical will host a conference call at 4:30 p.m. ET on Thursday, March 3, 2021, to discuss its preliminary unaudited fourth quarter 2021 financial results. The call may be accessed through an operator by dialing + 1 (646) 904 5544 for domestic callers or + 1 (929) 526 1599 for international callers, using access code: 467032. A live and archived webcast of the event will be available at https://investor.vicarioussurgical.com.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company developing a disruptive technology with the goals of increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Vicarious Surgical provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are Adjusted Net Loss and Adjusted Net Loss Per Share (“Adjusted EPS”, together “Non-GAAP Financial Measures”). The Company presents Non-GAAP Financial Measures in order to assist readers of its consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. Vicarious Surgical’s Non-GAAP financial measures provide an additional tool for investors to use in comparing its financial performance over multiple periods.

Adjusted Net Loss and Adjusted EPS are key performance measures that Vicarious Surgical’s management uses to assess its operating performance. These Non-GAAP Financial Measures facilitate internal comparisons of Vicarious Surgical’s operating performance on a more consistent basis. Vicarious Surgical uses these performance measures for business planning purposes and forecasting. Vicarious Surgical believes that the Non-GAAP Financial Measures enhance an investor’s understanding of Vicarious Surgical’s financial performance as it is useful in assessing its operating performance from period-to-period by excluding certain items that Vicarious Surgical believes are not representative of its core business.

The Non-GAAP Financials Measures may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted Net Loss and Adjusted EPS are not prepared in accordance with U.S. GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. When evaluating Vicarious Surgical’s performance, you should consider the Non-GAAP Financial Measures alongside other financial performance measures prepared in accordance with U.S. GAAP, including net loss.

The Non-GAAP Financial Measures do not replace the presentation of Vicarious Surgical’s U.S. GAAP financial results and should only be used as a supplement to, not as a substitute for, Vicarious Surgical’s financial results presented in accordance with U.S. GAAP. In this press release, Vicarious Surgical has provided a reconciliation of Adjusted Net Loss to net loss, the most directly comparable U.S. GAAP financial measure and the calculation for Adjusted EPS.

Preliminary Unaudited Results

In addition, our expectations regarding fourth quarter and full year 2021 results are based on preliminary unaudited information about the fourth quarter and full year and are subject to revision. Although the fourth quarter is now completed, we are still in the process of our standard financial reporting closing procedures. Accordingly, as we complete our normal quarter and year-end closing and review processes, actual results could differ materially from these preliminary results. Factors that could cause our actual results for the fourth quarter and full year 2021 to differ materially from our preliminary results include, but are not limited to, inaccurate assumptions, unrecorded expenses, changes in estimates or judgments, and facts or circumstances affecting the application of the Company’s critical accounting policies.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation the quotations of our Chief Executive Officer regarding Vicarious Surgical’s opportunity, among other things, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on Vicarious Surgical’s business; changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s products and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing; the size and growth potential of the markets for Vicarious Surgical’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s products and services and reimbursement for medical procedures conducted using its products and services; the company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; Vicarious Surgical’s financial performance; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Inquiries:

Marissa Bych

Gilmartin Group LLC

ir@vicarioussurgical.com

Press and Media Inquiries:

Jill Gross
Matter Communications
media@vicarioussurgical.com

VICARIOUS SURGICAL INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(in thousands except, per share data)

	Year Ended December 31,
	2021	2020
Operating expenses:
Research and development	$22,100	$9,796
Sales and marketing	2,976	861
General and administrative	13,498	2,328
Total operating expenses	38,574	12,985
Loss from operations	(38,574)	(12,985)
Other income (expense):
Change in fair value of warrant liabilities	31,375	—
Interest income	20	113
Interest expense	(89)	(3)
Loss before income taxes	(7,268)	(12,875)
Provision for income taxes	—	—
Net loss	$(7,268)	$(12,875)
Net loss per share of Class A and Class B common stock, basic and diluted	$(0.06)	$(0.16)

See accompanying notes to these financial statements.

VICARIOUS SURGICAL INC.
BALANCE SHEETS

AS OF DECEMBER 31, 2021 and 2020
(in thousands, except share and per share data)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$173,507	$16,867
Prepaid expenses and other current assets	4,867	258
Total current assets	178,374	17,125
Restricted cash	1,055	118
Property and equipment, net	2,258	445
Other long-term assets	—	100
Total assets	$181,687	$17,788

Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,500	$373
Accrued expenses	4,407	394
Current portion of equipment loans	47	47
Current portion of term loan	600	—
Total current liabilities	6,554	814
Deferred rent	1,680	58
Equipment loans, net of current portion	16	63
Term loan, net of current portion and issuance costs	675	—
Warrant liabilities	90,021	—
Total liabilities	98,946	935

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding at December 31, 2021 and 2020	—	—
Class A Common stock, $0.0001 par value; 300,000,000 and 200,000,000 shares authorized at December 31, 2021 and 2020, respectively; 99,979,207 and 67,640,740 issued and outstanding at December 31, 2021 and 2020, respectively	12	7
Class B Common stock, $0.0001 par value; 22,000,000 and 20,000,000 shares authorized at December 31, 2021 and 2020, respectively; 19,789,860 and 19,572,257 shares issued and outstanding at December 31, 2021 and 2020	—	2
Additional paid-in capital	121,587	48,435
Accumulated deficit	(38,858)	(31,591)
Total stockholders’ equity	82,741	16,853

Total liabilities and stockholders’ equity	$181,687	$17,788

See accompanying notes to these financial statements.

VICARIOUS SURGICAL INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands except per share data)

Adjusted net loss and Adjusted EPS

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net Income (Loss)	$70,080	$(3,784)	$(7,268)	$(12,875)
Change in fair value of warrant liabilities	(88,262)	-	(31,375)	-
Adjusted net loss	$(18,182)	$(3,784)	$(38,643)	$(12,875)
Adjusted EPS	$(0.15)	$(0.04)	$(0.33)	$(0.16)